SCHEDULE 14A INFORMATION
             		  Proxy Statement Pursuant to Section 14(a) of
             		    the Securities Exchange Act of 1934

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                      			   _____

Filed by a Party other than the Registrant      _____

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_____     Preliminary Proxy Statement

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_____     Definitive Proxy Statement


_____     Definitive Additional Materials


_____     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       	  240.14a-12

	       INTEGRATED DEVICE TECHNOLOGY, INC.
____________________________________________________________________________
	  (Name of Registrant as Specified In Its Charter)

	       INTEGRATED DEVICE TECHNOLOGY, INC.
____________________________________________________________________________
	    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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Notes:

                 INTEGRATED DEVICE TECHNOLOGY, INC.

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          August 25, 1994

Notice is hereby given that the 1994 Annual Meeting of the Stockholders of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 25, 1994, at 9:30 a.m., local time, at the offices of the Company located at 2670 Seeley Road, San Jose, California, for the following purposes:

1. To elect one Class I director for a term to expire at the 1997 Annual Meeting of Stockholders;
2.      To approve the adoption of the 1994 Stock Option Plan;
3.      To approve the adoption of the 1994 Directors Stock Option Plan;
4. To ratify the appointment of Price Waterhouse as independent auditors of the Company for fiscal 1995; and
5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Stockholders of record at the close of business on June 28, 1994 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

The majority of the Company's outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure a proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

Santa Clara, California
July 15, 1994




                                       						    Jack Menache
                                       						    Secretary


PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

              		  INTEGRATED DEVICE TECHNOLOGY, INC.
                   			   2975 Stender Way
              		    Santa Clara, California 95054
                   			   (408) 727-6116

            		  1994 ANNUAL MEETING OF STOCKHOLDERS
                    			  PROXY STATEMENT

      	     INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Thursday, August 25, 1994 at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at 2670 Seeley Road, San Jose, California 95134.

Stockholders of record at the close of business on June 28, 1994 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 33,545,220 shares of the Company's Common Stock were issued and outstanding. A majority of the shares issued and outstanding as of the Record Date must be present in person or represented by proxy at the Annual Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Annual Meeting. Approval of the ratification of Price Waterhouse as the independent public accountants and approval of the adoption of the 1994 Stock Option Plan and 1994 Directors Stock Option Plan require the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions have the effect of a negative vote, but broker non-votes do not affect the calculation. Each share of Common Stock is entitled to one vote.

All shares represented by valid proxies received before the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with such specifications. Unless marked to the contrary, it is the intention of the proxy holders named in the enclosed form of proxy to vote all properly signed and returned proxies for the election of Mr. Perham as the Class I director. If no instructions are given on the executed proxy, the proxy will be voted for the ratification of Price Waterhouse as the independent public accountants and in favor of the two other proposals described. A stockholder who signs and returns a proxy in proper form may revoke it at any time before it is voted by delivering to The First National Bank of Boston a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

The cost of this solicitation will be borne by the Company. The Company has retained Skinner & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners at a cost of approximately $3,500, plus certain out-of-pocket expenses. In addition, the Company will reimburse brokers or other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, by telephone or otherwise.

             		      PRINCIPAL SHARE OWNERSHIP

As of the Record Date, the following were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                   					    Shares Beneficially Owned (1)
Name and Address                               Number         Percent

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109                  4,204,800 (2)      12.5%

Carl E. Berg
10050 Bandley Drive
Cupertino, California 95014                  1,798,354 (3)       5.4%

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to the table.
(2)     Share ownership information is as reported on Amendment No. 1 to a
       	Schedule 13G dated February 11, 1994.
(3) Includes 50,000 shares with respect to which Mr. Berg shares voting and dispositive power and 20,000 shares subject to options that will
	       be exercisable within 60 days after the Record Date. Also includes an aggregate of 106,400 shares held by Mr. Berg's spouse in trust for their child, as to which Mr. Berg disclaims beneficial ownership.

The following table contains information regarding beneficial ownership as of the Record Date of the Common Stock of the Company with respect to the director nominee and the directors of the Company, the five executive officers named in the Summary Compensation Table and all executive officers and directors as a group:

                                       					      SHARES OF COMMON STOCK
                                       					      BENEFICIALLY OWNED AS OF
                                       					      THE RECORD DATE(1)
NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS      NUMBER          PERCENT

Class I Directors--Term expiring at the 1997
Annual Meeting:

LEONARD C. PERHAM - 51
Chief Executive Officer of the Company since
April 1991; President and Chief Operating
Officer of the Company from October 1986 to
April 1991; Vice President and General Manager,
Static RAM Division of the Company from October
1983 to October 1986.  Mr. Perham has been a
director of the Company since 1986.               214,546(2)          *

Class II Directors--Term expiring at the 1995
Annual Meeting:

FEDERICO FAGGIN - 52
President, Chief Executive Officer and Director
of Synaptics, Inc., a neural network research
and development company, since 1986; Director
of Aptix, Inc., Atesla, Inc. and Orbit
Semiconductor.  Mr. Faggin has been a director
of the Company since 1992.                         20,000(3)           *

JOHN C. BOLGER - 47
Private Investor; Vice President - Finance and
Administration of Cisco Systems, Inc., an
internetworking systems manufacturer, from
1989-1992; Vice President - Finance and
Administration of KLA Instrument, Inc., an
optical inspection equipment manufacturer, from
1988 to 1989; Director of Teknekron Communications
Systems, Inc., Data Race, Inc., Integrated Systems,
Inc. and Sanmina Corporation.  Mr. Bolger has been
a director of the Company since January 23, 1993.       0               *

Class III Directors--Term expiring at the 1996
Annual Meeting:

D. JOHN CAREY - 58
Chairman of the Board of the Company since 1982;
Chief Executive Officer of the Company from 1986
to April 1991; President of the Company from 1982
to 1986.  Mr. Carey has been a director of the
Company since 1980.                                861,238(4)          2.6%

CARL E. BERG - 57
Partner, Berg & Berg Industrial Developers, a
real estate development partnership since 1979;
Director of Valence Technology.  Mr. Berg has
been a director of the Company since 1982.       1,798,354(5)          5.4%

Executive Officers Named in Summary Compensation Table:

WILLIAM B. CORTELYOU                                 1,644               *

ALAN H. HUGGINS                                     15,455(6)            *

CHUEN-DER LIEN                                       9,067(7)            *

RICHARD R. PICARD                                   17,991(8)            *

All executive officers and directors as a
group (14 persons)                               2,994,592(9)          8.9%

*       Less than 1%.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to the table.

(2) Includes 204,903 shares subject to options that will be exercisable within 60 days after the Record Date.

(3) These shares are subject to options that will be exercisable within 60 days after the Record Date.

(4) Includes 200,962 shares subject to options that will be exercisable within 60 days after the Record Date.

(5) Includes 50,000 shares with respect to which Mr. Berg shares voting and dispositive power and 20,000 shares subject to options that will be exercisable within 60 days after the Record Date. Also includes an aggregate of 106,400 shares held by Mr. Berg's spouse in trust for their child, as to which Mr. Berg disclaims beneficial ownership.

(6) Includes 12,171 shares subject to options that will be exercisable within 60 days after the Record Date.

(7) Includes 7,731 shares subject to options that will be exercisable within 60 days after the Record Date.

(8) Includes 16,040 shares subject to options that will be exercisable within 60 days after the Record Date.

(9) Includes 532,797 shares subject to options held by 14 executive officers and directors that will be exercisable within 60 days after the Record Date. Also includes 14,767 shares owned of record by the trust established pursuant to the Company's 401(k) Plan. Also includes 106,498 shares held by the members of the immediate families of one officer and one director, as to which such persons disclaim beneficial ownership. See Note (5).

                           ELECTION OF DIRECTORS

The Board of Directors consists of five members, divided into three classes. One Class I director is to be elected at the Annual Meeting to serve a three-year term expiring at the 1997 Annual Meeting of Stockholders or until a successor has been elected and qualified. The remaining four directors will continue to serve as set forth above.

Leonard C. Perham has been nominated by the Board of Directors to serve as the Class I director.

In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company's Restated Certificate of Incorporation, as amended, and By-laws. The Board of Directors has no reason to believe that the nominee will be unable to serve.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held a total of six meetings during the fiscal year ended April 3, 1994 and acted by unanimous written consent three times. The Board of Directors has an Audit and Compensation Committee, but does not have any Nominating Committee or any committee performing this function. In addition, the Board has a Stock Option Committee that administers the 1985 Incentive and Nonqualified Stock Option Plan.

The Audit Committee, composed of Messrs. Berg and Bolger, recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls.
Mr. Bolger is the Chair of the Audit Committee. The Audit Committee held two meetings during fiscal 1994.

The Compensation Committee, composed of Messrs. Berg and Bolger, was established by the Board of Directors in January 1993. The Compensation Committee determines the salaries and incentive compensation for executive officers, including the chief executive officer, and key personnel, other than stock options. Mr. Berg is the Chair of the Compensation Committee. The Compensation Committee held two meetings during fiscal 1994.

The Stock Option Committee is composed of two directors who have not received options under the plan in more than one year, Messrs. Berg and Bolger. Mr. Berg is the Chair of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans, including determining the number of shares underlying options to be granted to each employee and the terms of such options. The Stock Option Committee held no meetings during fiscal 1994, but acted by unanimous written consent 13 times during fiscal 1994.

Each director attended more than 75% of the meetings of the Board of Directors and of any committee upon which such director served during fiscal 1994.

DIRECTOR COMPENSATION

Members of the Board of Directors who are not also officers or employees of the Company are paid an annual retainer in the amount of $10,000 per fiscal year, $2,500 per board meeting attended (except telephone meetings) and $500 per committee meeting attended if not conducted on the same day as a Board meeting.

The Company's 1989 Nonemployee Director Stock Option Plan (the "1989 Option Plan"), covering 100,000 shares of Common Stock, was adopted by the Board of Directors in July 1989 and approved by the stockholders in September 1989. All members of the Board of Directors who are not also employees of the Company or of a parent or subsidiary of the Company ("Nonemployee Directors") are eligible to receive options under the 1989 Option Plan.

The 1989 Option Plan provides for the mandatory grant of options on an annual basis to the Company's Nonemployee Directors. The exercise price of options granted under the 1989 Option Plan may not be less than the fair market value of the Company's Common Stock at the close of business the day before the grant.

Pursuant to the terms of the 1989 Option Plan, each Nonemployee Director is granted an option to purchase 16,000 shares of the Company's Common Stock on the date of such Nonemployee Director's first election or appointment to the Board. In addition, the Nonemployee Director who chairs the Audit Committee of the Board of Directors is granted an option to purchase 4,000 shares of the Company's Common Stock on the date of such Nonemployee Director's first election or appointment as Chair of the Audit Committee. These options have a term of five years and become exercisable in cumulative increments of 25% per year, commencing on the first anniversary of the date of grant.

Annually thereafter, each Nonemployee Director is granted an option to purchase 4,000 shares of the Company's Common Stock and an additional 1,000 shares of the Company's Common Stock if the optionee is also Chair of the Audit Committee of the Board of Directors. The annual grant is made on the anniversary date of the optionee's receipt of the initial option granted under the 1989 Option Plan. Such options become exercisable in full on the fourth anniversary of the date of grant.

As of April 3, 1994, options to purchase 77,000 shares were outstanding to three Nonemployee Directors, at an average exercise price of $7.30 per share expiring in July 1997 and January 1998, and 4,000 shares remain available for future grant under the 1989 Option Plan. During fiscal 1994, Mr. Faggin purchased 4,000 shares upon exercise of options granted under the 1989 Option Plan, for net value realized of $68,000. In May 1994, the Board of Directors of the Company adopted the 1994 Directors Stock Option Plan to replace the 1989 Option Plan. Grants under the 1994 Directors Stock Option Plan will be the same as those under the 1989 Option Plan. See "Approval of 1994 Directors Stock Option Plan."

In addition, Mr. Faggin was granted a nonstatutory option covering 64,000 shares of Common Stock at an exercise price of $3.625 per share on July 15, 1992, while he served as a consultant to the Company and before he became a director. These options become exercisable in cumulative increments of 25% per year beginning on the first anniversary of the date of grant. During fiscal 1994, Mr. Faggin purchased 26,000 shares of Common Stock upon exercise of these options, for net value realized of $455,000.

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows certain information concerning the compensation of each of the Company's five most highly compensated employees who were executive officers of the Company during fiscal 1994 for services rendered in all capacities to the Company for the fiscal years ended 1994, 1993 and
1992.  This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.  The Company does not grant SARs and has no long term compensation benefits other than options.
                     			 Annual Compensation           Long-Term
		                 __________________________________  Compensa-
						                                                 tion Awards
                                   					    Other      ___________ All
                                   					    Annual     Shares      Other
Name and Principal Fiscal                   Compensa-  Underlying  Compensa-
Position           Year   Salary  Bonus(1)  tion       Options (#) tion(2)
                    			    ($)     ($)       ($)                    ($)
__________________ ______ ______  ________  _________  ___________ _________

Leonard C. Perham
Chief Executive
Officer            1994  $277,394  $401,295   $ 0        140,000    $4,162
		                 1993   242,260    26,330     0         65,000     1,763
              		   1992   256,494         0     0        192,404     1,154

William B.
Cortelyou
Vice President -
Wafer Operations   1994   129,324   186,454     0         12,500     2,132
		                 1993   119,267     5,814     0              0       868
              		   1992   103,167         0     0         30,000       536

Alan H. Huggins
Vice President -
Memory Division    1994   160,057   166,549     0         58,000     2,552
		                 1993   134,544    13,271     0              0     1,032
              		   1992   137,896         0     0         30,832       689

Chuen-Der Lien
Vice President -
Technology
Development        1994   144,083   173,391     0         20,000     2,231
		                 1993   127,319     5,804     0         32,000       857
              		   1992   105,680         0     0         21,864       504

Richard R. Picard
Vice President -
Logic & Micro-
processor Products 1994   183,967   139,605     0         39,000     2,395
		                 1993   123,046     6,888     0         34,000     1,115
              		   1992   127,386         0     0          9,302       699

(1) Amounts listed in this column for 1994 and 1993 include cash paid under the Company's Profit Sharing Plan, as follows: Perham, $14,745, $1,130; Cortelyou, $6,774, $565; Huggins, $8,669, $671;
       	Chuen-Der Lien, $7,391, $554; Picard, $8,205, $588.

(2) Amounts listed in this column for 1992 represent only the value of forfeiture allocations under the Long Term Incentive Plan ("LTIP"). Amounts listed in this column for 1993 are the cash value of contributions made in the Common Stock of the Company to the LTIP for each of the named executives. LTIP contributions are aggregated and held in trust and paid out to named executives (or any plan participant) only upon retirement, termination, disability or death. Amounts listed in this column for 1994 are the cash value of contributions to the LTIP for the first half of 1994. During the last half of 1994 the LTIP was terminated and the value of participants share balances were transferred to individual participant 401(k) accounts. Effective the second half of 1994 the Company will make a contribution to individual 401(k) accounts of 1% of net profit before taxes, allocated equally to all participants. For the second half of 1994 that amounted to $234 per participant and is included in this column for 1994.

OPTION GRANTS IN THE LAST FISCAL YEAR

The following table contains information concerning the grant of stock options under the Company's 1985 Incentive and Nonqualified Stock Option
Plan to the named executive officers.  In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5%
and 10% from the date of grant over the full option term.  Actual gains, if any, on option exercises are dependent on the future performance of the
Company's Common Stock.  The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.
                                                							 Potential Realizable
                                                							 Value at Assumed
                                                							 Annual Rates of Stock
                                                							 Price Appreciation
             		   Individual Grants                     for Option Term(1)

________________________________________________________ ____________________
                    			     % of Total
              		  Number of  Options
              		  Shares     Granted to
              		  Underlying Employees Exercise
              		  Options    in Fiscal Price     Expiration
Name              Granted(2) Year      ($/Share) Date       5% (4) 10% (4)
_________________ __________ ________  _________ ________ ________ _________

Leonard C. Perham 125,000(3)   6.8%     $12.50   07/22/03 $982,648 $2,490,223
              		   15,000(4)   0.8%      12.375  11/08/03  116,739    295,838

William B.
  Cortelyou         2,500(5)   0.1%       7.00   04/27/03   11,006     27,890
		                 10,000(6)   0.5%      12.375  11/08/03   77,826    197,226

Alan H. Huggins    21,000(7)   1.1%       7.00   04/27/03   92,448    234,280
		                 20,000(8)   1.1%      12.00   07/15/03  150,935    382,498
              		   17,000(6)   0.9%      12.375  11/08/03  132,304    335,284

Chuen-Der Lien      6,000(9)   0.3%       7.00   04/27/03   26,414     66,937
		                 16,000(10)  0.9%      16.00   09/15/03  160,997    407,998

Richard R. Picard  20,000(11)  1.1%       7.00   04/27/03   88,045    223,124
		                  4,000(12)  0.2%      12.00   07/15/03   30,187     76,500
              		   15,000(13)  0.8%      22.125  02/15/04  208,714    528,923

(1) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options over a period of ten years. This valuation model is hypothetical. If the stock price does not increase over the exercise price, compensation to the named executive would be zero.

(2) All stock options are granted at the fair market value on the date of grant. The terms of the plan provide that these options may become exercisable in full in the event of a change in control (as defined in the plan). The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares already owned and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(3) These options were granted on July 22, 1993 and are exercisable in 1995, 1996, 1997 and 1998 at a rate of 15,000, 15,000, 15,000 and
       	80,000 shares per year, respectively.

(4) These options were granted on November 8, 1993 and are exercisable in 1995.

(5) These options were granted on April 27, 1993 and are exercisable in 1997.

(6) These options were granted on November 8, 1993 and are exercisable in 1997.

(7) These options were granted on April 27, 1993 and are exercisable in 1994, 1995 and 1996 at a rate of 2,000, 2,000 and 17,000 shares
       	per year, respectively.

(8) These options were granted on July 15, 1993 and are exercisable beginning in 1994 at a rate of 5,000 shares per year through 1997.

(9) These options were granted on April 27, 1993 and are exercisable beginning in 1995 at a rate of 2,000 shares per year through 1997.

(10) These options were granted on September 15, 1993 and are exercisable in 1998.

(11) These options were granted on April 27, 1993 and are exercisable in 1995, 1996 and 1997 at a rate of 2,000, 2,000 and 16,000 shares per
       	year, respectively.

(12) These options were granted on July 15, 1993 and are exercisable beginning in 1995 at a rate of 1,000 shares per year through 1998.

(13) These options were granted on February 15, 1994 and are exercisable in 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The following table shows the number of shares of Common Stock acquired by the named executive officers upon the exercise of stock options during the fiscal year, the net value realized at exercise, the number of shares of
Common Stock represented by outstanding stock options held by each of the named executive officers as of April 3, 1994 and the value of such options based on the closing price of the Company's Common Stock at fiscal year-end.
On March 31, 1994 (the last day of trading for the year ended April 3, 1994), the Company's Common Stock closed at $25.375.
                                                 							   Value of
			                           Number of Shares             Unexercised
                      			     Underlying Unexercised       In-the-Money
                      			     Options at FY-End(1)      Options at FY-End(2)
- - - - -----------------------------------------------------------------------------


     Shares
     Acquired on   Value
Name Exercise(#) Realized Exercisable/Unexercisable Exercisable/Unexercisable
____ ___________ ________ _________________________ _________________________
Leonard C. Perham
       200,000  $4,162,500    189,903 / 320,000      $3,991,351 / $5,834,375

William B. Cortelyou
	       30,000     445,465     10,250 /  33,000         193,035 /    558,000

Alan H. Huggins
	       52,973     847,747      7,171 /  86,000         149,126 /  1,486,375

Chuen-Der Lien
	       31,038     744,578      8,256 /  55,500         167,053 /    989,125

Richard R. Picard
	       50,000     623,750     11,040 /  65,000         235,809 /  1,041,000

(1) These numbers represent the total number of shares subject to stock options held by the named executive officer. These options were granted on various dates during fiscal years 1991 through 1994, and are exercisable on various dates beginning in 1991 and expiring in 2004.

(2) These amounts represent the difference between the exercise price of the stock options and the closing price of Integrated Device Technology, Inc. Common Stock on March 31, 1994 (the last day of trading for the year ended April 3, 1994), for all options held by each named executive officer. The stock option exercise prices range from $3.63 to $4.50 per share. All stock options are granted at the fair market value of the stock on the grant date.

The Report of the Compensation and Stock Option Committees on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange
Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

This report is provided by the Compensation and Stock Option Committees of the Board of Directors of Integrated Device Technology, Inc. to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's Chief Executive Officer, Leonard C. Perham, and other executive officers. During the Company's fiscal year ended
April 3, 1994, the Company's compensation program was administered by the Compensation Committee and the Stock Option Committee of the Board of Directors. The role of the Compensation Committee was to review and approve salaries, cash bonuses and other compensation of the executive officers. The role of the Stock Option Committee was to administer the 1985 Incentive and Nonqualified Stock Option Plan (the "1985 Option Plan"), including review and approval of stock option grants to the executive officers. The Compensation Committee and the Stock Option Committee each consist solely of outside directors, Messrs. Berg and Bolger.

Compensation Philosophy
_______________________

The Compensation Committee believes that the compensation of the Company's executive officers should be:

- - - - -       competitive in the market place;
- - - - -       directly linked to the Company's profitability and to the value of
       	the Company's Common Stock; and
- - - - -       sufficient to attract, retain and motivate well-qualified executives
       	who will contribute to the long-term success of the Company.

The Company's Human Resources Department, working with an independent outside consulting firm, developed executive compensation data from a nationally recognized survey for a group of similar size high technology companies and provided this data to the Compensation Committee and the Stock Option Committee. The factors used to determine the participants in the survey included annual revenue, industry, growth rate and geography. The Company's executive level positions, including the Chief Executive Officer, were matched to comparable survey positions and competitive market compensation levels to determine base salary, target incentives and target total cash compensation. Practices of such companies with respect to stock option grants are also reviewed and compared.

In preparing the performance graph for this Proxy Statement, the Company used the S&P Electric (Semi/Components) Index ("S&P Index") as its published line of business index. The companies in this survey are substantially similar to the companies contained in the S&P Index. Approximately two thirds of the companies included in the survey group are included in the S&P Index. The remaining companies included in the survey group were felt to be relevant by the Company's independent compensation consultants because they compete for executive talent with the Company notwithstanding that they are not included in the S&P Index. In addition, certain companies in the S&P Index were excluded from the survey group because they were determined not to be competitive with the Company for executive talent, or because compensation information was not available.

This competitive market data is reviewed with the Chief Executive Officer for each executive level position and with the Compensation Committee and the Stock Option Committee as to the Chief Executive Officer. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are viewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year.

Key Elements of Executive Compensation
______________________________________

The Company's executive compensation program consists of a cash and an equity-based component. Base pay and, if warranted, an annual bonus and a semi-annual award under the Company's Profit Sharing Plan constitute the cash components. Grants of stock options under the Company's 1985 Option Plan comprise the equity-based component. The Vice President of Sales is also eligible to receive a commission-based bonus, which is paid quarterly.

Cash Components. Cash compensation is designed to fluctuate with Company performance. In years that the Company exhibits superior financial performance, cash compensation is designed to be above average competitive levels; when financial performance is below goal, cash compensation is designed generally to be below average competitive levels. Essentially, this is achieved through the cash bonus and Profit Sharing Plan awards, which are paid only if certain financial targets are met.

Base Pay:
________

Base pay guidelines are established for executive officers after a review of compensation survey data referred to above. Individual base pay within the guidelines is based on sustained individual performance toward achieving the Company's goals and objectives. Executive salaries are reviewed annually. In January 1992, all executive officers took a base pay decrease of 6%, which was restored in April 1993.

Bonus:
_____

The Company pays an annual cash bonus to certain executive officers and other key employees based on the pre-tax earnings of the Company and the employee's individual performance. Payment of these bonuses is normally made in the first quarter of each fiscal year for performance during the previous year.

At the beginning of each fiscal year, each eligible employee is assigned a specific number of "points." The number of points assigned to the Chief Executive Officer is determined by the Compensation Committee. The number of points assigned to the other executive officers and key employees is recommended by the Chief Executive Officer and determined by the Compensation Committee. The specific number of points assigned is based, in part, on the importance of the individual's job and area of responsibility relative to the Company's goals. Two-thirds of the cash amount of the bonus for each eligible employee is based on a value per point equal to the pre-tax earnings per share of the Company's Common Stock for the fiscal year. In addition, at the end of the fiscal year, the Compensation Committee allocates 2% of pre-tax earnings between the Chief Executive Officer and all eligible employees as a group. The portion not allocated by the Compensation Committee is allocated by the Chief Executive Officer to eligible employees on the basis of their respective contributions. The aggregate amount of all bonuses paid for any single fiscal year may not exceed 6% of pre-tax profits for the year. The Compensation Committee approves Company performance objectives to be used for bonus determination and approves the overall structure and mechanics of the bonus program. For fiscal 1994, a total of 1,309,000 points were awarded to a total of 45 individuals and bonuses aggregating $2,643,350 were paid to a total of 77 individuals.

Profit Sharing Plan:
___________________

The Profit Sharing Plan is available to all employees who have at least six months of service with the Company. The Board of Directors determines the amount of annual contributions under the Profit Sharing Plan. In fiscal 1994, the Board set aside 7% of pre-tax earnings to be contributed to the Profit Sharing Plan. Contributions to the Profit Sharing Plan are made in cash and distributed to employees semi-annually. The amount of each participating employee's distribution is that portion of the total funds available for distribution equal to such employee's base salary divided by the aggregate base salaries of all participating employees. An aggregate of $86,461 was paid to executive officers under the Profit Sharing Plan for fiscal 1994 performance.

Equity-Based Component. Stock options are an essential element of the Company's executive compensation package. The Stock Option Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the Company's stock. Approximately 45% of the Company's employees participate in the Company's 1985 Option Plan.

During fiscal 1994, the Stock Option Committee made stock option grants to certain executives including the Chief Executive Officer. See "Executive Compensation - Option Grants in the Last Fiscal Year." Generally, for executive officers, the stock option grants were higher than the grants made by the survey companies. Stock options typically have been granted to executive officers when the executive first joins the Company, annually thereafter, in connection with significant changes in responsibilities, and, occasionally, to achieve equity within a peer group. The number of shares subject to each stock option granted takes into account or is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group, prior option grants to the executive officer and the level of vested and unvested options. The purpose of these options is to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. Options have been granted at exercise prices of not less than fair market value of the Company's Common Stock on the date of grant. These options generally vest at an annual rate of 25% of the total shares granted commencing one year from the date of grant. In addition, the Committee has also granted "fourever" options, which vest in full four years from the date of grant. The "fourever" program is intended to provide continuing incentive to employees to remain with the Company.

1994 CEO Compensation
_____________________

In fiscal 1994, Mr. Perham's base salary was $277,394 (compared to $242,260 in fiscal 1993 and $256,494 in fiscal 1992). Mr. Perham's salary was decreased by 6% in January 1992 due to poor Company performance in calendar 1991.

Mr. Perham received a $386,500 bonus in fiscal 1994. The bonus was based in part on the payout of 140,000 points and the attainment of $1.52 in pre-tax profit per share in fiscal 1994. The remainder of the bonus was a discretionary cash award of 0.5% of pre-tax profit. For fiscal 1994, Mr. Perham also received $14,745 under the Profit Sharing Plan. In fiscal 1993, Mr. Perham received a $25,200 bonus. Due to poor financial performance in fiscal 1992, Mr. Perham did not receive a cash bonus for that year.

During fiscal 1994, Mr. Perham was granted an option for 140,000 shares. The Stock Option Committee believes such option is appropriate for Mr. Perham's level of responsibility and is well within competitive practice, taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Perham already owned. The Stock Option Committee determined that this new option grant provided the necessary incentive to Mr. Perham.

July 15, 1994



                                  					      COMPENSATION COMMITTEE

					                                        Carl E. Berg
                                  					      John C. Bolger


                                  					      STOCK OPTION COMMITTEE

				                                  	      Carl E. Berg
                                  					      John C. Bolger


The Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        				PERFORMANCE GRAPH

The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poors 500 Index and the Standard & Poors Electronic (Semi/Components) Index for a period of five fiscal years. The Company's fiscal year ends on a different day each year because the Company's year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for convenience, the amounts shown below are based on a March 31 fiscal year end. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.

Pursuant to Item 304(d)(1) of Regulation S-T, we have submitted this Performance Graph as a paper copy under cover of Form SE.


           	      COMPENSATION COMMITTEE INTERLOCKS AND
           	  INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Company has a Compensation Committee of the Board of Directors, comprised of Carl E. Berg and John C. Bolger, both of whom are outside directors. The Stock Option Committee, which makes decisions regarding option grants to employees including executive officers, consists of Carl E. Berg and John
C. Bolger. Leonard C. Perham, the Chief Executive Officer and a director of the Company, assigns the "points" assigned to executive officers (other than the Chief Executive Officer) and key employees for purposes of determining the amount of the annual cash bonus.

The Company leases its facility in Salinas, California from Carl E. Berg, a Nonemployee Director of the Company and a member of the Compensation and Stock Option Committees of the Board of Directors. The current annual rental expense is $1,396,000, under a lease agreement that expires in July 1995, with options to renew through 2015.

        	   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended April 3, 1994, the Company retained Phillip Perham, a contractor and brother of Leonard C. Perham, the Chief Executive Officer and a director, as an independent contractor to perform certain construction services in connection with improvements and repairs to various Company facilities. The Company paid Phillip Perham an aggregate of approximately $177,570 for these services.

   COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on the Company's review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met, except as follows: Richard R. Picard, who was appointed Vice President, Logic and Microprocessor Products in May 1993, filed his Form 3 late; Leonard C. Perham, Chief Executive Officer, filed a Form 4 reporting a transaction that took place in 1990 and was not previously reported; and Jack Menache, Vice President, General Counsel and Secretary, amended a
Form 4 to report a transaction that had been omitted from the original
Form 4.

             		APPROVAL OF 1994 STOCK OPTION PLAN

In May 1994 the Board of Directors of the Company unanimously adopted the 1994 Stock Option Plan (the "1994 Option Plan") and reserved 1,625,000 shares of Common Stock for issuance under the 1994 Option Plan. In addition, up to 5,000,000 shares of Common Stock issuable upon exercise of stock options available for future grant or currently outstanding pursuant to the Company's 1985 Option Plan that expire or become unexercisable for any reason without having been exercised in full will be available for issuance under the 1994 Option Plan. The 1994 Option Plan is intended to replace the 1985 Option Plan, which the Board of Directors has terminated, effective upon shareholder approval of the 1994 Option Plan. Although options granted under the 1985 Option Plan before its termination will remain outstanding in accordance with their terms, no further options will be granted under the 1985 Option Plan after shareholder approval of the 1994 Option Plan.
As of June 28, 1994, 240,091 shares of Common Stock remained available for future grants under the 1985 Option Plan and there were options to purchase a total of 4,947,253 shares of Common Stock outstanding under the 1985
Option Plan. No shares will be issued pursuant to the 1994 Option Plan unless and until shareholder approval of the 1994 Option Plan has been obtained. The closing price of the Company's Common Stock on the Nasdaq National Market System on the Record Date was $23.875 per share.

Adoption of the 1994 Option Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by a proxy at the Annual Meeting and entitled to vote. Abstentions have the effect of a negative vote, but broker non-votes do not affect the calculation.

The Board of Directors recommends that stockholders vote for the approval of the 1994 Option Plan.

The principal provisions of the 1994 Option Plan are described below.

DESCRIPTION OF THE 1994 STOCK OPTION PLAN

Purpose. The purpose of the 1994 Option Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its affiliates, by offering them an opportunity to participate in the Company's future performance through awards of stock options. The Board of Directors believes that the use of stock options as a supplement to other forms of compensation paid by the Company is desirable to secure for the Company and its stockholders the advantages of stock ownership by participants, upon whose efforts, initiative and judgment the Company is largely dependent for the successful conduct of its business.

Plan Terms. The 1994 Option Plan provides for the grant of incentive stock options ("ISOs") and nonstatutory stock options ("NSOs") to employees of the Company and its affiliates and the grant of NSOs to independent contractors, consultants and advisors of the Company and its affiliates, including directors who are also employees or consultants. A maximum of 6,625,000 shares may be issued pursuant to the 1994 Option Plan. Each optionee will be eligible to receive options to purchase up to an aggregate maximum of 1,000,000 shares of Common Stock per fiscal year under the 1994 Option Plan. As of June 28, 1994, there were approximately 1,237 persons eligible to receive awards of stock options under the 1994 Option Plan.

The purchase price of the stock covered by all options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market System on the trading day immediately preceding the date on which the fair market value is determined. If an employee owns more than 10% of the total combined voting power of all classes of the Company's stock, the exercise price of an ISO must be at least 110% of such fair market value. If any option is forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such option shall again become available for future awards under the 1994 Option Plan.

Plan Administration. The 1994 Option Plan will be administered, subject to its terms, by the Stock Option Committee, whose members are designated by the Board of Directors. The members of the Stock Option Committee, Carl
E. Berg and John C. Bolger, are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the 1994 Option Plan, the Stock Option Committee, in its discretion, designates those individuals who are to be granted options, whether the options will be ISOs or NSOs, the number of shares for which an option or options will be awarded, the exercise price of the option, the periods during which the option may be exercised and other terms and conditions of the option. The interpretation or construction by the Stock Option Committee of any provision of the 1994 Option Plan or of any option granted under it is final and binding on all optionees.

Stock Option Agreements. Each option is evidenced by a written stock option agreement adopted by the Stock Option Committee. Each option agreement states when and the extent to which options become exercisable, and the agreements need not be uniform. Options expire ten years after the date of grant (five years in the case of an ISO granted to a 10% stockholder), or sooner upon an optionee's termination of employment. With respect to options granted as ISOs, option agreements contain such other provisions as necessary to comply with Section 422 of the Code. The exercise price may be paid in cash or check or, at the discretion of the Stock Option Committee, by delivery of fully paid shares of Common Stock of the Company that have been owned by the optionee for more than six months, by waiver of compensation, through a "same day sale," through a "margin commitment" or by any combination of the foregoing.

Termination of Employment. Options granted under the 1994 Option Plan terminate three months after the optionee ceases to be employed by the Company unless (i) the termination of employment is due to permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within 12 months of termination to the extent the option was exercisable on the date of termination; (ii) the optionee dies while employed by the Company or within three months after termination of employment, in which case the option may, but need not, provide that it may be exercised at any time within 18 months after death to the extent the option was exercisable on the date of death; or (iii) the option by its terms specifically provides otherwise. In no event will an option be exercisable after the expiration date of the option.

Amendment and Termination. The Board of Directors may at any time terminate or amend the 1994 Option Plan. Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. Amendments to the 1994 Option Plan are subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. The 1994 Option Plan will continue in effect until May 2004, subject to earlier termination by the Board of Directors.

Accelerated Vesting. In the event of (i) a merger or acquisition in which the Company is not the surviving entity (except for a transaction to change the state in which the Company is incorporated), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or (iii) any other corporate reorganization or business combination that is not approved by the Board of Directors and in which the beneficial ownership of 50% or more of the Company's voting stock is transferred, all options outstanding under the 1994 Option Plan shall become fully exercisable immediately before the effective date of the transaction. Options will not become fully exercisable, however, if and to the extent that options are either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. Upon the effective date of such transaction, all options outstanding will terminate and cease to be exercisable, except to the extent they were previously exercised or assumed by the successor corporation or its parent. In the event of (i) a tender or exchange offer that is not recommended by the Company's Board of Directors for 25% or more of the Company's voting stock by a person or related group of persons other than the Company or an affiliate of the Company or (ii) a contested election for the Board of Directors that results in a change in a majority of the Board within any period of 24 months or less, all options outstanding under the 1994 Option Plan will become fully exercisable 15 days following the effective date of such event. In such event, all options outstanding under the 1994 Option Plan will remain exercisable until the expiration or sooner termination of the option term specified in the option agreement. Acceleration of the exercisability of options may have the effect of depressing the market price of the Company's Common Stock and denying stockholders a control premium that might otherwise be paid for their shares in such a transaction and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

Adjustments Upon Changes in Capitalization. If the number of shares of Common Stock outstanding is changed by a stock dividend, stock split, reverse stock split, recapitalization, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or by certain types of acquisitions of the Company, the Stock Option Committee will make appropriate adjustments in the aggregate number of securities subject to the 1994 Option Plan and the number of securities and the price per share subject to outstanding options. In the event of the proposed dissolution or liquidation of the Company, the Board of Directors must notify optionees at least 15 days before such proposed action. To the extent that options have not previously been exercised, such options will terminate immediately before consummation of such proposed action.

Nontransferability. The rights of an optionee under the 1994 Option Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution or in the event of an optionee's divorce or dissolution of marriage. Options granted under the 1994 Option Plan are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options. An optionee does not recognize income upon the grant of an ISO and incurs no tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. If the optionee disposes of ISO Shares before the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disqualifying disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the length of time the optionee held the ISO Shares. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise of an ISO is an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction in certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time an NSO is granted. However, upon exercise of an NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NSO. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount must be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. The Company will be entitled to a deduction in connection with the exercise of an NSO by a domestic optionee to the extent that the optionee recognizes ordinary income and the Company withholds tax.

      	      APPROVAL OF 1994 DIRECTORS STOCK OPTION PLAN

In May 1994 the Board of Directors of the Company unanimously adopted the 1994 Directors Stock Option Plan (the "1994 Directors Plan") and reserved 54,000 shares of Common Stock for issuance under the 1994 Directors Plan, including 4,000 shares of Common Stock available for future grant under the Company's 1989 Option Plan. The 1994 Directors Plan is intended to replace the 1989 Option Plan, which the Board of Directors has terminated, effective upon shareholder approval of the 1994 Directors Plan. See "Election of Directors -- Director Compensation." Accordingly, Nonemployee Directors who received Standard Options, as defined below, under the 1989 Option Plan will not again be eligible for Standard Options under the 1994 Directors
Plan for initial appointment to the Board of Directors or the Audit Committee unless such Nonemployee Director resigns and is later reappointed. Although options granted under the 1989 Option Plan before its termination will remain outstanding in accordance with their terms, no further options will be granted under the 1989 Option Plan after shareholder approval of the 1994 Directors Plan. No shares will be issued pursuant to the 1994 Directors
Plan unless and until shareholder approval of the 1994 Directors Plan has been obtained.

Adoption of the 1994 Directors Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by a proxy at the Annual Meeting and entitled to vote. Abstentions have the effect of a negative vote, but broker non-votes do not affect the calculation.

The Board of Directors recommends that stockholders vote for the approval of the 1994 Directors Plan.

The principal provisions of the 1994 Directors Plan are described below.

DESCRIPTION OF THE 1994 DIRECTORS STOCK OPTION PLAN

Purpose. The purpose of the 1994 Directors Plan is to provide equity incentives for Nonemployee Directors by granting them options to purchase shares of the Company's Common Stock.

Eligibility. The 1994 Directors Plan provides for the grant of NSOs to members of the Board of Directors of the Company who are not employees of the Company or any parent, subsidiary or affiliate of the Company (as such terms are defined in the 1994 Directors Plan). As of June 28, 1994, there were three persons eligible to receive awards of stock options under the 1994 Directors Plan.

Plan Administration. The 1994 Directors Plan will be administered, subject to its terms, by the Board of Directors.

Terms of Options. Each option granted under the 1994 Directors Plan must be evidenced by a written stock option agreement between the Company and the optionee. Under the 1994 Directors Plan, each Nonemployee Director will be granted an option to purchase 16,000 shares of the Company's Common Stock on the date of such director's first election or appointment to the Board of Directors. In addition, the Nonemployee Director who Chairs the Audit Committee of the Board of Directors will be granted an option to purchase 4,000 shares of the Company's Common Stock on the date of such director's first election or appointment to such position ("Standard Option"). Nonemployee Directors who received Standard Options under the 1989 Option Plan will not again be eligible for Standard Options under the 1994 Directors Plan for initial appointment to the Board of Directors or the Audit Committee unless such Nonemployee Director resigns and is later reappointed. Each year during the term of the 1994 Directors Plan, each Nonemployee Director who remains eligible as described below, will be granted a fourever stock option to purchase 4,000 shares and an additional 1,000 shares if the optionee is also Chair of the Audit Committee of the Board of Directors ("Fourever Option"). The grant of the Fourever Options will be made on the anniversary date of the optionee's receipt of the Standard Option pursuant to the 1994 Directors Plan.

To remain eligible for the grant of a Fourever Option under the 1994 Directors Plan, an optionee must, on each such anniversary date, (i) not have given notice to the Company that such director will not stand for re-election as a member of the Board of Directors at the annual meeting of the Company's stockholders following expiration of such director's term;
(ii) not have received notice from the Board of Directors that such director will not be nominated for election as a member of the Board of Directors at such meeting; and (iii) in the case of the Chair of the Audit Committee of the Board of Directors, (a) not have given notice to the Company that such director intends to resign as Chair of the Audit Committee and (b) not have received notice from the Board of Directors that such director will be replaced as Chair of the Audit Committee. Options granted under the 1994 Directors Plan are subject to the following terms and conditions:

(a) Exercise of Options. Each Standard Option will become exercisable in cumulative increments of 25% per year, commencing on the first anniversary of the date of grant. Each Fourever Option will become exercisable in full on the fourth anniversary of the date of grant. Options, or any exercisable portion thereof, may be exercised only by giving written notice to the Company, accompanied by payment of the exercise price for the number of shares being purchased. The exercise price may be paid in cash or check or by delivery of fully paid shares of Common Stock of the Company that have been owned by the optionee for more than six months, through a "same day sale," through a "margin commitment" or by any combination of the foregoing.

(b) Exercise Price. The purchase price of the stock covered by all options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market System on the trading day immediately preceding the date on which the fair market value is determined. If any option is forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such option shall again become available for future awards under the 1994 Directors Plan.

(c) Expiration of Options. Under the 1994 Directors Plan, options are exercisable for 10 years. If an optionee ceases to be a Nonemployee Director of the Company, the optionee generally has three months (or 12 months in the case of the optionee's death or disability) to exercise any options exercisable at the time the optionee ceases to be a Nonemployee Director. In no event will an option be exercisable after the expiration date of the option.

(d) Nontransferability. The rights of an optionee under the 1994 Director Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution or in the event of an optionee's divorce or dissolution of marriage. Options granted under the 1994 Directors Plan are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

Amendment and Termination. The Board of Directors may at any time terminate or amend the 1994 Directors Plan. Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. Amendments to the 1994 Directors Plan to increase the number of shares available for issuance or change the class of persons eligible to receive options under the 1994 Directors Plan are subject to the approval of the Company's stockholders. Further, the provisions of the 1994 Directors Plan relating to eligibility and the terms and conditions of the options granted under the 1994 Directors Plan shall not be amended more than once every six months, other than to comport with changes in the Code. The 1994 Directors Plan will continue in effect until May 2004, subject to earlier termination by the Board of Directors.

Accelerated Vesting. In the event of (i) a dissolution or liquidation of the Company; (ii) a merger in which the Company is not the surviving corporation or the sale of substantially all of the assets of the Company,
(iii) any other transaction that qualifies as a "corporate transaction" under Section 424 of the Code wherein the stockholders of the Company give up all of their equity interest in the Company or (iv) a change in the composition of the Board of Directors of the Company by reason of a contested election such that a majority of the Board members cease to be comprised of individuals who have been members of the Board of Directors immediately before such change, then all options outstanding under the 1994 Directors Plan shall become fully exercisable before the effective date of such event at such times and on such conditions as the Board of Directors determines. In such event, all options outstanding under the 1994 Directors Plan will remain exercisable until the expiration or sooner termination of the option term specified in the option agreement. Acceleration of the exercisability of options may have the effect of depressing the market price of the Company's Common Stock and denying stockholders a control premium that might otherwise be paid for their shares in such a transaction and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

Adjustments Upon Changes in Capitalization. If the number of shares of Common Stock outstanding is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available under the 1994 Directors Plan and the number of shares of Common Stock subject to outstanding options and the exercise price per share of such options will be proportionately adjusted.

FEDERAL INCOME TAX INFORMATION

For information on the federal income tax implications to Nonemployee Directors and the Company of options granted under the 1994 Directors Plan, see "Approval of 1994 Stock Option Plan -- Federal Income Tax Information -- Nonstatutory Stock Options."

                     			     NEW PLAN BENEFITS

The grant of options under the 1994 Option Plan is within the discretion of the Stock Option Committee. For this reason, the options to be granted to officers and key employees under the 1994 Option Plan are not determinable.

The grant of options under the 1994 Directors Plan is not discretionary. The exercise price of options to be granted in the future under the 1994 Directors Plan is unknown, as the exercise price is equal to fair market value on the date of grant. The following table sets forth the grant of options to be received under the 1994 Directors Plan by (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all officers who are not executive officers, as a group.

1994 DIRECTORS PLAN BENEFITS

Name and Position                            Number of Shares
_________________                            ________________

Leonard C. Perham
Chief Executive Officer                              0

William B. Cortelyou
Vice President, Wafer Operations                     0

Alan H. Huggins
Vice President, Memory Division                      0

Chuen-Der Lien
Vice President, Technology Development               0

Richard R. Picard
Vice President, Logic & Microprocessor Products      0

All current executive officers as a group
(11 persons)                                         0

All current directors who are not executive
  officers as a group (3 persons)                  13,000

All employees, including officers who are not
  executive officers, as a group                     0

      	  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Price Waterhouse as the independent auditors of the Company for fiscal 1995. At the Annual Meeting, the stockholders will be asked to ratify such appointment. A representative of Price Waterhouse will attend the Annual Meeting and will be given the opportunity to make a statement and to answer questions.

      STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1995 Annual Meeting must be received by the Company no later than March 17, 1995.

                             				OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                           				       By Order of the Board of Directors


                           				       Jack Menache
                           				       Secretary


Dated:  July 15, 1994
Santa Clara, California








               		  INTEGRATED DEVICE TECHNOLOGY, INC.
       	     2975 Stender Way, Santa Clara, California 95054

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTEGRATED DEVICE TECHNOLOGY, INC. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, AUGUST 25, 1994.

     The undersigned hereby appoints LEONARD C. PERHAM, JACK MENACHE, and each of them, as Proxies, with the powers the undersigned would have if personally present and with power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Integrated Device Technology, Inc. held of record by the undersigned on June 28, 1994 at the Annual Meeting of Stockholders to be held on Thursday, August 25, 1994, at 9:30 a.m. local time at 2670 Seeley Road, San Jose, California 95134, or any adjustment or postponement thereof, upon all subjects which may come before the meeting including the matters described in the Proxy Statement furnished herewith.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR, FOR APPROVAL OF THE ADOPTION OF THE 1994 STOCK OPTION PLAN, FOR APPROVAL OF THE ADOPTION OF THE 1994 DIRECTORS STOCK OPTION PLAN AND FOR THE RATIFICATION OF PRICE WATERHOUSE AS THE INDEPENDENT AUDITORS. IN THE EVENT THAT THE NOMINEE FOR DIRECTOR IS UNABLE OR
DECLINES TO SERVE AS A DIRECTOR, THIS PROXY WILL BE VOTED FOR ANY NOMINEE WHO SHALL BE DESIGNATED BY THE PRESENT BOARD OF DIRECTORS. THIS PROXY WILL ALSO BE VOTED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                 						      SEE REVERSE
                                                 						      SIDE BELOW

X    Please mark votes
     as in this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

1. Election of Director - Class 1, for a three-year term to expire at the 1997 Annual Meeting of Stockholders.

    Nominee: Leonard C. Perham

	      FOR          WITHHELD

	      _______      _______



					FOR     AGAINST    ABSTAIN

2.  Approval of the adoption of
    the 1994 Stock Option Plan.       _______   _______    _______

3.  Approval of the adoption of
    the 1994 Directors Stock
    Option Plan.                      _______   _______    _______

4.  Ratification of Price Water-
    house as the independent
    auditors.                         _______   _______    _______


When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


    MARK HERE FOR ADDRESS CHANGE
    AND NOTE AT LEFT                  ________

    Please sign exactly as name appears at left.


Signature ____________________________________ Date ____________________
Signature ____________________________________ Date ____________________